UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 14, 2012, Tesoro Corporation (“Tesoro”) entered into a transaction (the “Sale”) with Tesoro Logistics LP (the “Partnership” or “TLLP”), Tesoro Logistics GP LLC (the “General Partner”), Tesoro Refining and Marketing Company (“TRMC”) and Tesoro Logistics Operations LLC (the “Operating Company”) pursuant to which TRMC sold, through the General Partner and the Partnership to the Operating Company, the marine terminal leased from the City of Long Beach, California and related assets, upon the completion of certain approvals discussed below, as well as the Los Angeles short-haul pipelines.

The Sale was made in exchange for consideration from the Partnership to the General Partner of $210 million, comprised of $189 million in cash and the issuance of equity with a combined fair value of $21 million. The equity is comprised of 9,446 general partner units and 462,825 common units representing an approximate 1% limited partner interest in the Partnership.

The Long Beach assets consist of:

1.        The marine terminal leased from the City of Long Beach, California (“Long Beach Marine Terminal”) consisting of a dock (“Dock”) with two vessel berths (“Berths”) and various fixtures and improvements located in, on and around the Dock, including piping, loading arms and sheds (together with the Berths and the Dock, the “Wharf”). The Berths receive crude oil and other feedstocks from marine vessels for delivery to TRMC’s Wilmington refinery located in Wilmington, California (“Refinery”) and other third-party refineries and terminals, and receive refined and intermediate products from the Refinery for delivery to marine vessels. The Wharf is located on lands leased by TRMC from the City of Long Beach, California under a term lease (the “Terminal Lease”). Following approval from the City of Long Beach, California, the Terminal Lease and the leasehold interests in the Wharf are expected to be assigned or subleased to the Operating Company.

2.        Six staging tanks at the Wharf with an aggregate shell capacity of 235,000 barrels for the storage of intermediate and refined petroleum products, along with related hydrocarbon transfer pumps, piping, sheds and equipment (including electrical switching and communications facilities and equipment) for such staging tanks (collectively, the “Staging Facility”).

3.        The pipeline system located in the Los Angeles, California metropolitan area consisting of three separate U.S. Department of Transportation-regulated pipelines, each approximately 1.6 miles in length, that transport crude oil, feedstocks and refined petroleum products between the Refinery and the Long Beach Marine Terminal and various third party facilities, together with the associated permits, rights of way and easements (“Wharf Pipelines”). The operation of the Staging Facility and the Wharf Pipelines by the Operating Company will require a Certificate of Financial Responsibility (“COFR”) issued by the California Department of Fish and Game (“CDFG”). It is intended that the COFR will be issued at the same time as the assignment or sublease of the Terminal Lease.

4.        One jet fuel pipeline (“Jet Fuel Pipeline”) and one gasoline/diesel pipeline (together with the Jet Fuel Pipeline, the “LAR Short-Haul Pipelines”), both of which connect to a petroleum products terminal in Carson, California that is owned and operated by Shell Oil Products US.

5.        One pipeline segment that connects a third-party pipeline to the Kinder Morgan Carson Terminal and runs through the Refinery property, for which TRMC established a use license agreement with a third-party for light product movements effective May 1, 2009 through December 1, 2013 (the “810 Pipeline”).

The Long Beach Marine Terminal will be conveyed upon completion of the sublease or assignment of the Terminal Lease and the issuance of the COFR. The Wharf Pipelines and LAR Short-Haul Pipelines will be conveyed to the Operating Company upon the receipt of all requisite easements, rights of way and property agreements. The estimated remaining useful life of all assets contributed ranges from 1 to 28 years.

Tesoro issued a press release on September 14, 2012, announcing the transaction, which is attached hereto as Exhibit 99.1 and incorporated by reference.

In connection with the Sale, Tesoro entered into the following material definitive agreements:

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) is provided below under Item 2.01 and is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No 1. to the Amended and Restated Omnibus Agreement

Effective September 14, 2012, in connection with the Sale, Tesoro entered into Amendment No. 1 to the Amended and Restated Omnibus Agreement (the “Omnibus Agreement Amendment”) with the Partnership, the General Partner, TRMC, Tesoro Alaska Company (“Tesoro Alaska”) and Tesoro Companies, Inc. (“TCI”). The Omnibus Agreement Amendment includes the following modifications:

•	the schedules to the Amended and Restated Omnibus Agreement were revised to list the annual environmental deductible and the annual right of way deductible;
•

the schedules to the Amended and Restated Omnibus Agreement were revised to list any other expenses to be reimbursed by the Partnership and its affiliates to Tesoro and its affiliates, related to assets contributed; and

•	a clarification stating that reimbursements of maintenance capital and other expenditures may be made directly by TRMC to the Partnership or by TRMC to the General Partner and then to the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Restatement of Schedules to the Amended and Restated Omnibus Agreement

Effective September 14, 2012, in connection with the Sale, Tesoro entered into an Amendment and Restatement of Schedules to the Amended and Restated Omnibus Agreement (the “Amended Omnibus Schedules”) with the Partnership, the General Partner, TRMC, Tesoro Alaska and TCI, which amend and restate the omnibus agreement schedules to include the assets subject to the Sale.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended Omnibus Schedules, which are filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Long Beach Berth Access Use and Throughput Agreement

On September 14, 2012, in connection with the Sale, TRMC entered into a berth access use and throughput agreement with the Operating Company (the “BAUTA”), to be effective on the date on which the assignment or sublease of the Terminal Lease, as applicable, takes effect (the “Commencement Date”). Under the BAUTA, the Operating Company will provide TRMC’s marine vessels and personnel access to and use of the berths, subject to their availability, for TRMC’s receipt and shipment of products to and from marine vessels. Under the BAUTA, TRMC is obligated to transport an aggregate volume of at least 1,520,833 barrels of crude oil and refined products per month across the Berths at a throughput fee of $0.40 per barrel (the “Throughput Volume Fee”). TRMC is also obligated to throughput (i) an aggregate volume of 912,500 barrels of crude oil and refined products between the Long Beach Marine Terminal and the Refinery from the Commencement Date through December 31, 2014 and (ii) an aggregate volume of 1,520,833 barrels of crude oil and refined products per month between the Long Beach Marine Terminal and the Refinery from January 1, 2015 through the termination of the BAUTA, each at a fee of $0.10 per barrel (the “Pipeline Use Fee”). TRMC is subject to (i) a $0.15 per barrel use fee for marine vapor recovery throughput at the Long Beach Marine Terminal, and (ii) a $0.70 per barrel storage and transportation fee for the use of the 235,000 shell capacity of the staging facility. The fees under the agreement are indexed for inflation. The initial term of the BAUTA is ten years from the Commencement Date and TRMC, at its sole option, may extend the term for two renewal terms of five years each, or, it may modify the term of the BAUTA to a twenty year term by providing notice to the Operating Company no later than the fifth anniversary of the Commencement Date.

If TRMC does not transport aggregate volumes equal to the minimum throughput commitments described above during any calendar month, TRMC shall pay the Operating Company a shortfall payment equal to the difference between the minimum throughput commitments described above and the actual volume received during the month multiplied by the Throughput Volume Fee or the Pipeline Use Fee, as applicable. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitments during any of the succeeding three months.

The foregoing description is not complete and is qualified in its entirety by reference to the BAUTA, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Long Beach Operating Agreement

Effective September 14, 2012, in connection with the Sale, TRMC entered into an operating agreement (the “Operating Agreement”) with the Operating Company. The Operating Agreement governs the Operating Company’s operation of the Long Beach assets (other than the LAR Short-Haul Pipelines) on behalf of TRMC beginning on September 14, 2012 until the later of the date of the: (i) assignment or sublease of the Terminal Lease; or (ii) issuance of the COFR. The General Partner, on behalf of the Operating Company, will provide necessary personnel, equipment and other services for the operation, management and maintenance of the Long Beach assets. The parties may terminate the Operating Agreement if any of the following events occur: (a) the termination or cancellation of the Terminal Lease for any reason; and (b) in the event that the Operating Company determines that the City of Long Beach and/or the CDFG has finally: (i) refused to approve the assignment or sublease of the Terminal Lease or the issuance of the COFR; or (ii) imposed conditions on the assignment or sublease of the Terminal Lease or the issuance of the COFR that are unacceptable to the Operating Company and not consistent with current terms; or (c) if the Long Beach assets are directed to be divested by a governmental agency; and the Operating Company has rescinded the sale of the Long Beach assets made pursuant to the Contribution Agreement, then the Operating Company may terminate the Operating Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the Operating Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Transportation Services Agreement (LAR Short-Haul Pipelines)

On September 14, 2012, in connection with the Sale, the Operating Company entered into a 10-year transportation services agreement (the “Transportation Services Agreement”) with TRMC. TRMC has the option to extend the term for up to two renewal terms of five years each. TRMC also has the option to modify the term of the Transportation Services Agreement so that it continues for twenty years after the commencement date thereof. Under the Transportation Services Agreement, the Operating Company will provide transportation services with respect to refined petroleum products delivered by TRMC on the LAR Short-Haul Pipelines.

Under the Transportation Services Agreement, TRMC is obligated to throughput an average of at least 456,250 barrels of refined petroleum product per month at a throughput fee of $0.15 per barrel. The throughput fees under the Transportation Services Agreement are indexed for inflation.

If TRMC does not ship on the LAR Short-Haul Pipelines aggregate volumes equal to its minimum throughput commitment during any calendar month, TRMC will owe the Operating Company a shortfall payment equal to the difference between the minimum throughput commitment described above and the volume received during the month multiplied by the throughput fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment during any of the succeeding three months.

The foregoing description is not complete and is qualified in its entirety by reference to the Transportation Services Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, TRMC, Tesoro Alaska, TCI, the Operating Company and Tesoro High Plains Pipelines Company LLC is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. After the Sale, the General Partner, as the general partner of the Partnership, holds 636,307 general partner units of the Partnership, which represents a 2% general partner interest, and 669,187 common units of the Partnership, which represents an approximate 2% limited partner interest in the Partnership. Tesoro, together with TRMC, Tesoro Alaska and the General Partner, holds 974,077 common units and 15,254,890 subordinated units of the Partnership, which represent an approximate 52% limited partner interest, in addition to the 2% general partner interest in the Partnership discussed above.

Financing Agreements

On September 14, 2012, the Partnership and its wholly-owned subsidiary Tesoro Logistics Finance Corp. (together with the Partnership, the “Issuers”) closed their previously announced offering (the “Offering”) of $350.0 million aggregate principal amount of the Issuers’ 5.875% Senior Notes due 2020 (the “Senior Notes”) pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership used the proceeds from the Offering to fund a cash payment of $189 million in connection with the Sale, to repay approximately $118 million of outstanding indebtedness under its revolving credit facility and to pay fees and expenses related to the offering and the Sale. All remaining proceeds will be used for general partnership purposes.

Senior Notes and Indenture

The Senior Notes were issued under and are governed by an indenture, dated as of September 14, 2012 (the “Indenture”), by and among the Issuers, U.S. Bank National Association, as trustee (“Trustee”), and certain of the Partnership’s existing subsidiaries (the “Guarantors”). The Indenture contains customary terms, events of default and covenants relating to, among other things, making investments, incurring additional indebtedness or issuing preferred units, paying dividends or making distributions on units or redeeming or repurchasing subordinated debt, creating liens, incurring dividend or other payment restrictions affecting subsidiaries, selling assets, merging or consolidating with other entities and entering into transactions with affiliates. On or after October 1, 2016, the Issuers may on any one or more occasions redeem some or all of the Senior Notes at a purchase price equal to 102.938% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date, if any, such optional redemption prices decreasing to 101.469% on or after October 1, 2017, and 100.000% on or after October 1, 2018. Prior to October 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings at 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, if any. Prior to October 1, 2016, the Issuers may redeem some or all of the Senior Notes at a make-whole price plus accrued and unpaid interest to the redemption date, if any. If a change of control occurs, the holders of the Senior Notes may require the Issuers to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date, if any.

The Senior Notes are senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ existing and future senior debt and senior to any future indebtedness of the Issuers that expressly provides for subordination to the Senior Notes. The Senior Notes are guaranteed on a senior unsecured basis by the Guarantors. The guarantees will rank equally in right of payment with all of the existing and future senior debt of the Guarantors and senior to any future indebtedness of the Guarantors that expressly provides for subordination to the guarantees. The Senior Notes and guarantees are effectively subordinated to any secured debt, to the extent of the assets securing such debt, including indebtedness under the Partnership’s revolving credit agreement.

The foregoing summaries of the Indenture and the Senior Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, which includes the form of the certificate for the Senior Notes, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of September 14, 2012, with Wells Fargo Securities, LLC, as representative of the several initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file with the Securities and Exchange Commission and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 365th day after September 14, 2012. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Long Beach Marine Terminal Transaction

Effective September 14, 2012, Tesoro closed on the Sale, as described in Item 1.01 of this report, which is incorporated into this Item 2.01 by reference.

Contribution, Conveyance and Assumption Agreement

Effective September 14, 2012, in connection with the Sale, Tesoro entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the Partnership, the General Partner, the Operating Company and TRMC. In connection with the Sale, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•

TRMC contributed to the General Partner, as a capital contribution, its interest in the Long Beach assets in exchange for an increase in its membership interest in the General Partner to an aggregate of 79%;

•

the General Partner contributed to the Partnership, as a capital contribution, its interest in the Terminal assets in exchange for (a) $189 million in cash, (b) 9,446 general partner units in the Partnership, and (c) 462,825 common units representing an approximate 1% limited partner interest in the Partnership; and

•	the Partnership contributed to the Operating Company, as a capital contribution, its interest in the Long Beach assets.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.

The Operating Company has the option to rescind the Sale if the City of Long Beach has issued a final determination, after the exhaustion of all possible administrative appeals within the applicable agency, (i) to refuse to assign or sublease the Terminal Lease, or (ii) to impose conditions upon an assignment or sublease of the Terminal Lease that are unacceptable to the Operating Company and not consistent with the current terms thereof (other than increased rent, in accordance with current standards). The Sale can also be rescinded if the CDFG does not issue the COFR to the Operating Company or if the Long Beach assets are directed to be divested by the Operating Company by a governmental agency. Either TRMC or the Operating Company can rescind the Sale if the City of Long Beach requires changes, modifications or additional provisions to the proposed terms for the sublease as set forth in the Contribution Agreement are not acceptable to TRMC or the Operating Company in their reasonable discretion. If rescinded, the cash consideration previously paid will be reimbursed, the assets (other than the LAR Short-Haul Pipelines and the 810 Pipeline) shall be assigned back to TRMC and the agreements entered into with respect to the Sale shall be terminated. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On September 14, 2012, Tesoro issued a press release announcing the closing of the Offering and the Sale. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.
4.2

Registration Rights Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

10.1

Contribution, Conveyance and Assumption Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2

Amendment No. 1 to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

10.3

Amendment and Restatement of Schedules to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

10.4

Long Beach Berth Access Use and Throughput Agreement, executed as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

10.5	Long Beach Operating Agreement, dated as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.
10.6

Transportation Services Agreement (LAR Short-Haul Pipelines), executed as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.

99.1	Press release dated September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012

TESORO CORPORATION

By:

/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

10.1	Contribution, Conveyance and Assumption Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2	Amendment No. 1 to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

10.3	Amendment and Restatement of Schedules to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

10.4	Long Beach Berth Access Use and Throughput Agreement, executed as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

10.5	Long Beach Operating Agreement, dated as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.

10.6	Transportation Services Agreement (LAR Short-Haul Pipelines), executed as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.

99.1	Press release dated September 14, 2012.